Ex. 10.8

NEITHER THIS NOTE NOR THE SECURITIES THAT MAY BE ISSUED BY THE COMPANY UPON CONVERSION HEREOF (COLLECTIVELY, THE "SECURITIES") HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THE SECURITIES NOR ANY INTEREST OR PARTICIPATION THEREIN MAY BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED: (I) IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE 1933 ACT, OR APPLICABLE STATE SECURITIES LAWS; OR (II) IN THE ABSENCE OF AN OPINION OF COUNSEL, IN A FORM ACCEPTABLE TO THE ISSUER, THAT REGISTRATION IS NOT REQUIRED UNDER THE 1933 ACT OR; (III) UNLESS SOLD, TRANSFERRED OR ASSIGNED PURSUANT TO RULE 144 UNDER THE 1933 ACT.

8% CONVERTIBLE PROMISSORY NOTE
MATURITY DATE OF FEBRUARY 26, 2017 *THE "MATURITY DATE"
$55,000 June 2, 2016 *THE "ISSUANCE DATE"
PRINCIPAL AMOUNT: $55,000
PURCHASE PRICE: $52,000
FOR VALUE RECEIVED, Bemax Inc., a Nevada Corporation (the "Company") doing business in Dallas, GA, hereby promises to pay to the order of JSJ Investments Inc., an accredited investor and Texas Corporation, or its assigns (the "Holder"), the principal amount of Fifty Five Thousand Dollars ($55,000) ("Note"), on demand of the Holder at any time on or after February 26, 2017 (the "Maturity Date"), and to pay interest on the unpaid principal balance hereof at the rate of Eight Percent (8%) per annum (the "Interest Rate") commencing on the date hereof (the "Issuance Date").
The Principal Amount is Fifty Five Thousand Dollars ($55,000) and the consideration paid by the Holder is Fifty Two Thousand Dollars ($52,000) (the "Consideration"); there exists an original issue discount of $3,000 (the "OID")).
1.Payments of Principal and Interest.
a.
Pre-Payment and Payment of Principal and Interest. The Company may pay this Note in full, together with any and all accrued and unpaid interest, plus any applicable pre-payment premium set forth herein and subject to the terms of this Section 1.a, at any time on or prior to the date which occurs 180 days after the Issuance Date hereof (the "Prepayment Date"). In the event the Note is not prepaid in full on or before the Prepayment Date, it shall be deemed a "Pre-Payment Default" hereunder. Until the Ninetieth (90th) day after the Issuance Date the Company may pay the principal at a cash redemption premium of 135%, in addition to outstanding interest, without the Holder's consent; from the 91st day to the One Hundred and Twentieth (120th) day after the Issuance Date, the Company may pay the principal at a cash redemption premium of 140%, in addition to outstanding interest, without the Holder's consent; from the 121st day to the Prepayment Date, the Company may pay the principal at a cash redemption premium of 145%, in addition to outstanding interest, without the Holder's consent. After the Prepayment Date up to the Maturity Date this Note shall have a cash redemption premium of 150% of the then outstanding principal amount of the Note, plus accrued interest and Default Interest, if any, which may only be paid by the Company upon Holder's prior written consent. At any time on or after the Maturity Date, the Company may repay the then outstanding principal plus accrued interest and Default Interest (defined below), if any, to the Company.

b.
Demand of Repayment. The principal and interest balance of this Note shall be paid to the Holder hereof on demand by the Holder at any time on or after the Maturity Date. The Default Amount (defined herein), if applicable, shall be paid to Holder hereof on demand by the Holder at any time such Default Amount becomes due and payable to Holder.

c.
Interest. This Note shall bear interest ("Interest") at the rate of Eight Percent (8%) per annum from the Issuance Date until the same is paid, or otherwise converted in accordance with Section 2 below, in full and the Holder, at the Holder's sole discretion, may include any accrued but unpaid Interest in the Conversion Amount. Interest shall commence accruing on the Issuance Date, shall be computed on the basis of a 365-day year and the actual number of days elapsed and shall accrue daily and, after the Maturity Date, compound quarterly. Upon an Event of Default, as defined in Section 10 below, the Interest Rate shall increase to Eighteen Percent (18%) per annum for so long as the Event of Default is continuing ("Default Interest").

d.
General Payment Provisions. This Note shall be paid in lawful money of the United States of America by check or wire transfer to such account as the Holder may from time to time designate by written notice to the Company in accordance with the provisions of this Note. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day (as defined below), the same shall instead be due on the next succeeding day which is a Business Day and, in the case of any interest payment date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of interest due on such date. For purposes of this Note, "Business Day" shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the State of Texas are authorized or required by law orexecutive order to remain closed.
2. Conversion of Note. At any time after the Issuance Date, the Conversion Amount (see Paragraph 2(a)(i)) of this Note shall be convertible into shares of the Company's common stock (the "Common Stock") according to the terms and conditions set forth in this Paragraph 2.
a. Certain Defined Terms. For purposes of this Note, the following terms shall have the following meanings:
i.
"Conversion Amount" means the sum of (a) the principal amount of this Note to be converted with respect to which this determination is being made, (b) Interest; and (c) Default Interest, if any, if so included atthe Holder's sole discretion.

ii.	"Conversion Price" means a 48% discount to the lowest closing bid price during the previous twenty (20) trading days to the date of a Conversion Notice.
iii.	"Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.
iv.
"Shares" means the Shares of the Common Stock of the Company into which any balance on this Note may be converted upon submission of a "Conversion Notice" to the Company substantially in the form attached hereto as Exhibit 1.

b. Holder's Conversion Rights. At anytime after the Issuance Date, the Holder shall be entitled to convert all ofthe outstanding andunpaid principal of this Note intofully paid and non-assessable shares of Common Stock in accordance with the stated Conversion Price. The Holder shall not be entitled to convert on a Conversion Date that amount ofthe Note inconnection with that number of shares of Common Stock which would bein excess of the sum of the number of shares of Common Stock issuable upon the conversion ofthe Note with respect to which the determination of this provision isbeing made on a Conversion Date, which would result inbeneficial ownership by the Holder and its affiliates of more than 4.99% ofthe outstanding shares of Common Stock of the Company on such Conversion Date. For the purposes of theprovision to the immediately preceding sentence, beneficial ownership shall bedetermined in accordance with Section 13(d) of the Securities Exchange Act of 1934, asamended, andRegulation 13d-3 thereunder. Subject to the foregoing, the Holder shall not be limited to aggregate conversions of 4.99% ("Conversion Limitation 1"). The Holder shall have the authority to determine whether the restriction contained inthisSection 2(b) will limit any conversion hereunder. The Holder may waive theconversion limitation described inthis Section 2(b),inwhole or inpart, upon andeffective after 61 days prior written notice to the Company to increase or decrease such percentage to anyother amount as determined by Holder in its sole discretion ("Conversion Limitation 2").
c. Fractional Shares. The Company shall not issue any fraction of a share of Common Stock upon any conversion; if such issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share except in the event that rounding up would violate the conversion limitation set forth in section 2(b) above.
d. Conversion Amount. The Conversion Amount shall be converted pursuant to Rule 144(b)(1)(ii) and Rule 144(d)(1)(ii) as promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended, into unrestricted shares at the Conversion Price.
e. Mechanics of Conversion. The conversion of this Note shall be conducted in the following manner:
i.
Holder's Conversion Requirements. To convert this Note into shares of Common Stock on any date set forth inthe Conversion Notice by the Holder (the "Conversion Date"), the Holder shall transmit by email, facsimile or otherwise deliver, for receipt on or prior to 11:59 p.m., Eastern Time, on such date or on the next business day, a copy of a fully executed notice of conversion in the form attached hereto as Exhibit 1to the Company.

ii.
Company's Response. Upon receipt by the Company of a copy of a Conversion Notice, the Company shall as soon as practicable, but in noevent later than one (1) Business Day after receipt ofsuch Conversion Notice, send, via email, facsimile or overnight courier, a confirmation of receipt of such Conversion Notice to such Holder indicating that the Company will process such Conversion Notice in accordance with the terms herein. Within two (2) Business Days after the date the Conversion Notice is delivered, the Company shall have issued and electronically transferred the shares to the Broker indicated in the Conversion Notice; should theCompany be unable to transfer the shares electronically, it shall, within two(2)Business Days after the date the Conversion Notice was delivered, have surrendered to an overnight courier for delivery the next day totheaddress as specified in theConversion Notice, a certificate, registered in the name of the Holder, for the number of shares of Common Stock to which the Holder shall be entitled.

iii.
Record Holder. The person or persons entitled to receive the shares of Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

iv.
Timely Response by Company.Upon receipt by Company of a Conversion Notice, Company shall respond within one business day to Holder confirming the details of the Conversion, and provide within two business days the Shares requested in the Conversion Notice.

v.
Liquidated Damages forDelinquent Response.If the Company fails todeliver forwhatever reason (including any neglect or failure by,e.g., theCompany, its counsel or the transfer agent) toHolder theShares as requested in a Conversion Notice within three (3) business days of the Conversion Date, the Company shall be deemed in"Default of Conversion." Beginning on the fourth (4th) business day after the date ofthe Convers ion Notice, after the Company is deemed in Default of Conversion, there shall accrue liquidated damages (the "Conversion Damages") ofAdditional Shares due to Holder equal to Twenty-Five percent (25%) of thenumber stated in theConversion Notice and for every five (5)Trading Days while aDefault of Conversion is in effect and continuing theCompany shall continue toincur a Conversion Penalty in the amount of Twenty-Five percent (25%) of the number of shares stated in the Conversion Notice issuable to Holder (the "Additional Shares"),which may be applied to the Conversion at the Holder's election. TheAdditional Shares shall be issued and the amount of the Note retired will not be reduced beyond that stated in the Conversion Notice. Ifthe Additional Shares owed theHolder cause the Shares requested bythe Conversion Notice to exceed Conversion Limitation 1 or Conversion Limitation 2, as applicable, the Holder may opt instead tohave the Conversion Amount reduced by the value, as calculated using theConversion Price, ofthe Additional Shares owing to Holder pursuant to this Section 2(e)(v). At any time after a Default of Conversion the Holder may, attheir sole discretion, rescind the Conversion The Parties agree that, at thetime of drafting of thisNote, the Holder's damages as to the delinquent response areincapable or difficult toestimate and that the liquidated damages called for is areasonable forecast ofjust compensation.

vi.
Liquidated Damages for Inability to Issue Shares. Ifthe Company fails to deliver Shares requested by a Conversion Notice due to an exhaustion of authorized and issuable common stock such that theCompany must increase thenumber of shares of authorized Common Stock before theShares requested may be issued to the Holder, the discount set forth in the Conversion Price willbe increased by 5 percentage points (i.e. from 40% to 45%) for the Conversion Notice in question and all future Conversion Notices until the outstanding principal and interest ofthe Note is converted orpaid in full. These liquidated damages shall notrender the penalties prescribed by Paragraph 2(e)(v) void, and shall be applied in conjunction with Paragraph 2(e)(v) unless otherwise agreed to inwriting by the Holder. The Parties agree that, at the time of drafting of this Note, theHolder's damages as to the inability to issue shares are incapable or difficult to estimate and that the liquidated damages called for is a reasonable forecast ofjust compensation.

vii.
Rescindment ofConversion Notice.If: (i) the Company fails to respond to Holder within one business day from thedate of delivery of a Conversion Notice confirming the details of the Conversion, (ii) the Company fails toprovide the Shares requested in the Conversion Notice within three business days from the date of the delivery of the Conversion Notice, (iii) the Holder is unable toprocure a legal opinion required to have the Shares issued unrestricted and/or deposited to sell for anyreason related to the Company's standing with the SEC or FINRA, orany action or inaction by theCompany, (iv) the Holder is unable to deposit the Shares requested in the Conversion Notice forany reason related to the Company's standing with the SEC orFINRA, or any action or inaction by the Company, (v) if the Holder is informed that the Company does not have theauthorized and issuable Shares available to satisfy the Conversion, or (vi) if OTC Markets changes the Company's designation to 'Limited Information' (Yield), 'No Information' (Stop Sign), 'Caveat Emptor' (Skull and Crossbones), or'OTC', 'Other OTC' or 'Grey Market' (Exclamation Mark Sign) on the day of or any day after the date ofthe Conversion Notice, the Holder maintains the option and sole discretion to rescind the Conversion Notice ("Rescindment") by delivering a notice ofrescindment to the Company in the same manner that a Conversion Notice is required to be delivered to the Company pursuant tothe terms of this Note.

viii.
Transfer Agent Fees and Legal Fees. The issuance of the certificates shall bewithout charge or expense to the Holder. The Company shall pay any and all Transfer Agent fees, legal fees, and advisory fees required for execution of this Note and processing of any Notice of Conversion, including but notlimited to the cost of obtaining a legal opinion with regard to the Conversion. The Holder will deduct $2,000 from the principal payment of the Note solely tocover the cost of obtaining any and all legal opinions required to obtain the Shares requested in any given Conversion Notice. These fees do not make provision for or suffice to defray any legal fees incurred in collection or enforcement of the Note as described in Paragraph 13.

ix.
Conversion Right Unconditional. If the Holder shall provide a Notice of Conversion as provided herein, the Company's obligations todeliver Common Stock shall be absolute and unconditional, irrespective of any claim of setoff, counterclaim, recoupment, or alleged breach by the Holder of any obligation to the Company.

3. Other Rights of Holder: Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of allor substantially allof the Company's assets to another Person or other transaction which is effected insuch a way thatholders ofCommon Stock areentitled to receive (either directly or upon subsequent liquidation) stock, securities, cash or other assets with respect to or in exchange for Common Stock is referred to herein as "Organic Change." Prior tothe consummation of any(i)Organic Change or(ii) other Organic Change following which the Company is not a surviving entity, theCompany will secure from thePerson purchasing such assets or the successor resulting from such Organic Change (in each case, the "Acquiring Entity") a written agreement (inform and substance reasonably satisfactory to theHolder) todeliver to Holder in exchange forthis Note, asecurity of the Acquiring Entity evidenced by a written instrument substantially similar inform and substance to this Note, and reasonably satisfactory to the Holder. Prior tothe consummation of any other Organic Change, theCompany shall make appropriate provision (in form andsubstance reasonably satisfactory to the Holder) to ensure that the Holder will thereafter have the right toacquire and receive inlieu of orin addition to(asthe case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of the Note, such shares of stock, securities,cash orother assets that would have been issued or payable in such Organic Change with respect to or in exchange for the number ofshares ofCommon Stock which would have been acquirable andreceivable upon the conversion of the Note as of the date ofsuch Organic Change (without taking into account any limitations or restrictions on the convertibility ofthe Note setforth in Section 2(b) orotherwise). Allprovisions of thisNote must be included to the satisfaction of Holder in any new Note created pursuant to this section.
4. Representations and Warranties of the Company. In connection with the transactions provided for herein, the Company hereby represents and warrants to the Holder the following:
a.
Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of thestate of its incorporation and has all requisite corporate power and authority to carry onits business as now conducted. The Company is duly qualified to transact business and isin good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

b.
Authorization.All corporate action has been taken on thepart ofthe Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement. The Company has taken all corporate action required to make all of the obligations of the Company reflected in the provisions ofthis Agreement, valid and enforceable obligations. The shares ofcapital stock issuable upon conversion of the Note have been authorized or will be authorized prior to theissuance of such shares.

c.
Fiduciary Obligations. The Company hereby represents that it intends to usetheproceeds of the Note primarily for the operations of its business and not for any personal, family, or household purpose. The Company hereby represents that its board of directors, inthe exercise of its fiduciary duty, has approved the execution of this Agreement based upon a reasonable belief that the proceeds of the Note provided for herein is appropriate for the Company after reasonable inquiry concerning its financial objectives and financial situation.

d.
Data Request Form. The Company hereby represents and warrants to Holder that all of the information furnished to Holder pursuant to the data request form ("DRF") dated May 26, 2016 is true and correct in all material respects as of the date hereof.

5. Covenants of the Company.
a.
So long as theCompany shall have any obligations under this Note, the Company shall not without the Holder's prior written consent pay, declare or set apart for such payment any dividend or other distribution (whether in cash, property, or other securities) on shares of capital stock solely in the form of additional shares of Common Stock

b.
So long as the Company shall have any obligations under this Note, the Company shall not without the Holder's prior written consent redeem, repurchase, or otherwise acquire (whether for cash or in exchange for property or other securities) in any one transaction or series of transactions any shares of capital stock of the Company or any warrants, rights, or options to acquire any such shares.

c.
So long as theCompany shall have any obligations under this Note, theCompany shall not without the Holder's prior written consent incur any liability for borrowed money, except (a) borrowings in existence as of this date and of which the Company has informed the Holder in writing before the date hereof or (b) indebtedness to trade creditors or financial institutions incurred in the ordinary course of business.

d.
So long as the Company shall have any obligations under this Note, the Company shall not without the Holder's prior written consent sell, lease, or otherwise dispose of a significant portion of its assets outside the ordinary course of business. Any consent to the disposition of any assets may be conditioned upon a specified use of the proceeds thereof.

6.
Issuance of Common Stock Equivalents.If the Company, at anytime after the Issuance Date, shall issue any securities convertible into or exchangeable for, directly or indirectly, Common Stock ('Convertible Securities "), other than the Note, orany rights or warrants or options to purchase any such Common Stock or Convertible Securities, shall be issued or sold (collectively, the 'Common Stock Equivalents") and the aggregate of theprice per share for which additional Shares of Common Stock may be issuable thereafter pursuant to such Common Stock Equivalent, plus theconsideration received by theCompany for issuance ofsuch Common Stock Equivalent divided by the number of shares of Common Stock issuable pursuant to such Common Stock Equivalent (the 'Aggregate Per Common Share Price")shall be less than theapplicable Conversion Price then in effect, or if, after anysuch issuance ofCommon Stock Equivalents, the price per share for which additional Shares of Common Stock may be issuable thereafter isamended or adjusted, and such price as so amended shall make theAggregate Per Share Common Price be lessthan theapplicable Conversion Price in effect at the time of such amendment or adjustment, then the applicable Conversion Price upon each such issuance or amendment shall be reduced to the lower of: (i)the Conversion Price; or(ii) a twenty-fivepercent (25%) discount to the lowest Aggregate Per Common Share Price (whether or not such Common Stock Equivalents are actually then exercisable, convertible or exchangeable in whole or in part) as of theearlier of (A) the date on which the Company shall enter into a firm contract for the issuance of such Common Stock Equivalent, or(B) the date of actual issuance ofsuch Common Stock Equivalent. No adjustment oftheapplicable Conversion Price shall be made under thisSection 6 upontheissuance of any Convertible Security which is outstanding on theday immediately preceding the Issuance Date.

7.
Reservation of Shares. The Company shall at all times, so long as any principal amount of theNote is outstanding, reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Note, eight times the number of shares of Common Stock as shall at alltimes be sufficient to effect the conversion of all of theprincipal amount, plus Interest and Default Interest, ifany, of the Note then outstanding ('Share Reserve"), unless the Holder stipulates otherwise in the 'Irrevocable Letter ofInstructions to the Transfer Agent." So long as this Note is outstanding, upon written request of the Holder or viatelephonic communication, the Company's Transfer Agent shall furnish to the Holder the then-current number of common shares issued andoutstanding, the then-current number ofcommon shares authorized, the then-current number of unrestricted shares, and the then-current number of shares reserved for third parties.

8.
Voting Rights. The Holder of this Note shall have novoting rights as a note holder, except as required by law, however, upon the conversion of any portion of this Note into Common Stock, Holder shall have the same voting rights as all other Common Stock holders with respect to such shares of Common Stock then owned by Holder.

9.
Reissuance of Note. In the event of a conversion or redemption pursuant to this Note ofless than all of the Conversion Amount represented by this Note, the Company shall promptly cause to be issued and delivered to the Holder, upon tender by the Holder of the Note converted or redeemed, a new note of like tenor representing the remaining principal amount of this Note which has not been so converted or redeemed and which is in substantially the same form as this Note, as set forth above.

10.	Default and Remedies. a. Event of Default. For purposes of this Note, an 'Event ofDefault" shall occur upon:
i.	the Company's default in the payment ofthe outstanding principal, Interest or Default Interest of this Note when due, whether at Maturity, acceleration orotherwise;
ii.	theoccurrence of a Default of Conversion as set forth inSection 2(e)(v);
iii.	thefailure bytheCompany forten (10) days after notice to it to comply with any material provision of thisNote notincluded in this Section 10(a);
iv.theCompany's breach of any covenants, warranties, orrepresentations made by the Company herein;
v.anyofthe information in the DRF is false ormisleading inany material respect;
vi. thedefault bythe Company inany Other Agreement entered into by andbetween the Company and Holder, for purposes hereof 'Other Agreement" shall mean, collectively, all agreements and instruments between, among orby: (1)theCompany, and, orforthebenefit of, (2)the Holder and anyaffiliate of the Holder, including without limitation, promissory notes;
vii.thecessation of operations of the Company or a material subsidiary;
viii.theCompany pursuant to or within the meaning ofany Bankruptcy Law; (a)commences a voluntary case; (b) consents to theentry of an order for relief against it in an involuntary case; (c) consents tothe appointment ofa Custodian ofit orfor allor substantially all of its property; (d) makes a general assignment for the benefit of its creditors; or(e) admits in writing that it is generally unable to pay its debts asthe same become due;
ix.
court of competent jurisdiction entering an order or decree under any Bankruptcy Law that: (a) is forrelief against theCompany in an involuntary case; (b)appoints aCustodian of the Company or forallor substantially all ofitsproperty; or(c) orders the liquidation of theCompany or any subsidiary, and the order or decree remains unstayed and ineffect for thirty (30) days;

x.	theCompany filesaForm 15 with theSEC;
xi.theCompany's failure to timely fileall reports required to be filed by itwith the Securities and Exchange Commission;
xii.	theCompany's failure totimely file allreports required tobe filed byitwith OTC Markets toremain a 'Current Information" designated company;
xiii.	theCompany sells securities after the Issuance Date thatdo not have a fixed conversion price;
xiv.	the Company's Common Stock is reported as'No Inside" by OTC Markets atany time while any principal, Interest or Default Interest under theNote remains outstanding;

xv. theCompany's failure to maintain the required Share Reserve pursuant tothe terms of the Irrevocable Letterof Instructions to the Transfer Agent;
xvi.the Company directs its transfer agent notto transfer, ordelays, impairs, orhinders its transfer agent in transferring or issuing (electronically or incertificated form) any certificate forShares of Common Stock tobeissued to the Holder upon conversion of or otherwise pursuant to thisNote as and when required bythis Note, orfails to remove (or directs itstransfer agent notto remove or impairs, delays and/or hinders itstransfer agent from removing) anyrestrictive legend (orto withdraw and stop transfer instructions) on anycertificate forany Shares ofCommon Stock issued tothe Holder upon conversion of or otherwise pursuant to thisNote as and when required by this Note (or makes any written announcement, statement orthreat that itdoes not intend to honor itsobligations pursuant to a Conversion Notice submitted by the Holder) and anysuch failure shall continue uncured for three (3)Business Days after the Conversion Notice hasbeen delivered to the Company by Holder;
xvii.
theCompany's failure to remain current in its billing obligations with its transfer agent and such delinquency causes thetransfer agent to refuse to issue Shares toHolder pursuant to a Conversion Notice;

xviii.	theCompany effectuates areverse split of its Common Stock and failsto provide twenty (20) days prior written notice to Holder of its intention to doso; or
xix.OTC Markets changes theCompany's designation to 'NoInformation' (Stop Sign), 'Caveat Emptor' (Skull and Crossbones), or 'OTC','Other OTC' or 'Grey Market' (Exclamation Mark Sign).
xx."Change of Control Transaction" means theoccurrence after thedate hereof ofanyof (a) an acquisition after the date hereof by an individual orlegal entity or"group" (as described inRule 13d-5(b)(1) promulgated under the Securities Exchange Act of 1934) ofeffective control (whether through legal or beneficial ownership of capital stock of theCompany, by contract or otherwise) ofin excess of 40% ofthe voting securities ofthe Company, (b)the Company merges intoor consolidates with any other Person, as that term isdefined in the Securities Actof 1933, as amended, or any Person merges into orconsolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than 60% of the aggregate voting power ofthe Company or the successor entity of such transaction, (c)the Company sells or transfers all or substantially all of its assets to another Person and the stockholders of the Company immediately prior to such transaction own less than 60% of theaggregate voting power of the acquiring entity immediately after thetransaction, (d)a replacement at one time or within athree year period of more than one-half of the members of the Board ofDirectors which is notapproved by a majority of those individuals who are members of theBoard ofDirectors on the Issuance Date (or bythose individuals who are serving as members ofthe Board ofDirectors on any date whose nomination to theBoard ofDirectors wasapproved by amajority ofthe members oftheBoard ofDirectors who are members on thedate hereof), or (e) theexecution by the Company ofanagreement to which theCompany is a party orby which it is bound.
xxi. Altering the conversion terms of any notes that arecurrently outstanding.
The Term "Bankruptcy Law" means Title " 11, U.S. Code, or any similar Federal or State Law for the relief of debtors. The term "Custodianmeans any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.
b. Remedies. If anEvent of Default occurs, the Holder may inits sole discretion determine to request immediate repayment of all or any portion of the Note that remains outstanding; at such time the Company willbe required to paythe Company theDefault Amount (defined herein) in cash. For purposes hereof, the "Default Amount" shall mean: theproduct of (A) the then outstanding principal amount of the Note, plus accrued Interest and Default Interest, divided by (B)the Conversion Price asdetermined on the Issuance Date, multiplied by (C) the highest price at which theCommon Stock traded at any time between the Issuance Date and the date of the Event of Default. If the Company fails to pay the Default Amount within five (5)Business Days of written notice that such amount is due and payable, then Holder shall have the right at anytime, solong as the Company remains in default (and so long and tothe extent there are a sufficient number ofauthorized but unissued shares), to require the Company, upon written notice, to immediately issue, in lieu of the Default Amount, the number of shares of Common Stock of theCompany equal to the Default Amount divided by the Conversion Price then in effect.
11.	Vote to Change the Terms of this Note. This Note and any provision hereof may only be amended by an instrument in writing signed bythe Company and the Holder.
12.
Lost or Stolen Note. Upon receipt by the Company of evidence satisfactory to the Company of the loss, theft, destruction or mutilation ofthis Note, and, in thecase of loss, theft or destruction, of an indemnification undertaking by the Holder to theCompany in a form reasonably acceptable to the Company and, in the case of mutilation, upon surrender andcancellation of the Note, the Company shall execute and deliver a new Note of like tenor and date and in substantially the same form as this Note; provided, however, the Company shall not be obligated to re-issue a Note ifthe Holder contemporaneously requests the Company to convert such remaining principal amount, plus accrued Interest andDefault Interest, if any, into Common Stock.

13.
Payment of Collection, Enforcement and Other Costs. If: (i) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding; or (ii) an attorney is retained to represent the Holder of this Note in any bankruptcy, reorganization, receivership or other proceedings affecting creditors' rights and involving a claim under this Note, then the Company shall pay to the Holder all reasonable attorneys' fees, costs and expenses incurred in connection therewith, in addition to all other amounts due hereunder.

14.
Cancellation. After all principal, accrued Interest and Default Interest, if any, at any time owed on this Note has been paid in full or otherwise converted in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

15.
Waiver of Notice. To the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

16.
Governing Law. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the laws of the State of Texas, without giving effect to provisions thereof regarding conflict of laws. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in Texas for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by sending, through certified mail or overnight courier, a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

17.
Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including a decree of specific performance and/or other injunctive relief), and no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit the Holder's right to pursue actual damages for any failure by the Company to comply with the terms of this Note. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof).

18.
Specific Shall Not Limit General; Construction. No specific provision contained in this Note shall limit or modify any more general provision contained herein. This Note shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any person as the drafter hereof.

19.
Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude further exercise thereof or of any other right, power or privilege.

20.
Partial Payment. In the event of partial payment by the Holder, the principal sum due to the Holder shall be prorated based on the consideration actually paid by the Holder such that the Company is only required to repay the amount funded and the Company is not required to repay any unfunded portion of this Note, with the exception of any OID contemplated herein.

21.
Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects herein. None of the terms of this Agreement can be waived or modified, except by an express agreement signed by all Parties hereto.

22.
Additional Representations and Warranties. The Company expressly acknowledges that the Holder, including but not limited to its officer, directors, employees, agents, and affiliates, have not made any representation or warranty to it outside the terms of this Agreement. The Company further acknowledges that there have been no representations or warranties about future financing or subsequent transactions between the parties.

23.
Notices. All notices and other communications given or made to the Company pursuant hereto shall be in writing (including facsimile or similar electronic transmissions) and shall be deemed effectively given: (i) upon personal delivery, (ii) when sent by electronic mail or facsimile, as deemed received by the close of business on the date sent,

(iii)	five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid or
(iv)
one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery. All communications shall be sent either by email, or fax, or to the email address or facsimile number set forth on the signature page hereto. The physical address, email address, and phone number provided on the signature page hereto shall be considered valid pursuant to the above stipulations; should the Company's contact information change from that listed on the signature page, it is incumbent on the Company to inform the Holder.

24.
Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the rest of the Agreement shall be enforceable in accordance with its terms.

25.
Usury. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. The Company covenants (to the extent that it may lawfully do so) that it will not seek to claim or take advantage of any law that would prohibit or forgive the Company from paying all or a portion of the principal, Interest or Default Interest on this Note.

26.	Successors and Assigns. This Agreement shall be binding upon all successors and assigns hereto.

— SIGNATURE PAGE TO FOLLOW —

IN WITNESS WHEREOF, the Company has caused this Note to be signed by its CEO, on and as of the Issuance Date.
COMPANY Signature:

By: Title: Address:	Taiwo Aimasiko President 625 Silver Oak Drive Dallas, GA 30132

Email:admin@bemaxinc.com
Phone:778-713-0697
Facsimile:
JSJ Investments Inc.
Signature:
JSJ Investments Inc.
Sameer Hirji, President
6060 North Central Expressway, Suite 500 Dallas TX 75206
888-503-2599

Exhibit 1
Conversion Notice
Reference is made to the 8% Convertible Note issued by Bemax Inc. (the "Note"), dated May 26, 2016 in the principal amount of $55,000 with 8% interest. This note currently holds a principal balance of $55,000. The features of conversion stipulate a Conversion Price equal to a 48% discount to the lowest closing bid price during the previous twenty (20) trading days to the date of a Conversion Notice, pursuant to the provisions of Section 2(a)(ii) in the Note.
In accordance with and pursuant to the Note, the undersigned hereby elects to convert $______ of the principal/interest balance of the Note, indicated below into shares of Common Stock (the "Common Stock"), of the Company, by tendering the Note specified as of the date specified below.
Date of Conversion:
Please confirm the following information:
Conversion Amount: $
Conversion Price: $ ( ____ % discount from $ )
Number of Common Stock to be issued:
Current Issued/Outstanding:
If the Issuer is DWAC eligible, please issue the Common Stock into which the Note is being converted in the name of the Holder of the Note and transfer the shares electronically to:
[BROKER INFORMATION] Holder Authorization:
JSJ Investments Inc.
6060 North Central Expressway, Suite 500 *Do not send certificates to this address Dallas, TX 75206
888-503-2599
Tax ID: 20-2122354
Sameer Hirji, President
[DATE]
[CONTINUED ON NEXT PAGE]

PLEASE BE ADVISED, pursuant to Section 2(e)(ii) of the Note, "Upon receipt by the Company of a copy of the Conversion Notice, the Company shall as soon as practicable, but in no event later than one (1) Business Day after receipt of such Conversion Notice, SEND, VIA EMAIL, FACSIMILE OR OVERNIGHT COURIER, A CONFIRMATION OF RECEIPT OF SUCH CONVERSION NOTICE TO SUCH HOLDER INDICATING THAT THE COMPANY WILL PROCESS SUCH CONVERSION NOTICE in accordance with the terms herein. Within two (2) Business Days after the date of the Conversion Confirmation, the Company shall have issued and electronically transferred the shares to the Broker indicated in the Conversion Notice; should the Company be unable to transfer the shares electronically, they shall, within two (2) Business Days after the date of the Conversion Confirmation, have surrendered to FedEx for delivery the next day to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder, for the number of shares of Common Stock to which the Holder shall be entitled."
Signature:
Taiwo Aimasiko CEO
Bemax Inc.